SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 6, 2003

                           ENZON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                       0-12957                  22-2372868
(State or other jurisdiction           (Commission               (IRS Employer
      of incorporation)                File Number)              Identification)

                685 Route 202/206, Bridgewater, New Jersey 08807
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (908) 541-8600


   --------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events

Enzon Pharmaceuticals, Inc. (NASDAQ:ENZN) announced today its financial results for the first quarter of fiscal year 2004 ended September 30, 2003. The company's net income per share for the first quarter of fiscal 2004 was $2.8 million or $0.06 cents per diluted share, versus $12.8 million or $0.29 cents per diluted share for the first quarter of fiscal 2003. The decrease in net income was principally due to decreased royalties from Schering-Plough's PEG-INTRON(R) due to the introduction of a competitive product and increased research and development spending related to the advancement of the company's two late stage development candidates. The decrease was also due to increased income tax expense as the company is now required under GAAP to report fully taxed earnings, because the company previously recognized the tax benefits attributable to its approximately $130 million in federal net operating loss carry forwards. These net operating loss carry forwards remain available to offset income tax payments for the next two to three years.

Total revenue in the first quarter of fiscal 2004 was $40.6 million as compared to $25.1 million in the first quarter of fiscal 2003, resulting in a 62 percent increase. This increase was primarily driven by net sales and manufacturing revenue of $16.6 million related to the ABELCET(R) business, which the company acquired in November 2002.

For the three months ended September 30, 2003, combined sales of the company's other three marketed products ADAGEN(R), ONCASPAR(R), and DEPOCYT(R) were $10 million, a 52 percent increase over sales of $6.6 million in the first quarter of fiscal 2003. ADAGEN sales for the first quarter of fiscal 2004 were $4.6 million versus $3.8 million in the first quarter of fiscal 2003, a 21 percent increase. Sales of ONCASPAR for the first quarter of fiscal 2004 were $4.1 million, a 48 percent increase over sales of $2.8 million in the first quarter of fiscal 2003. Fiscal 2004 first quarter sales of DEPOCYT, marketed through Enzon's specialty sales force, were $1.3 million. The company in-licensed the North American rights to DEPOCYT in January 2003.

Total royalties for the first quarter of fiscal 2004 were $13.8 million, a 25 percent decrease from royalties of $18.4 million for the first quarter of fiscal 2003. Total royalties for the quarter were made up principally of royalties from sales of PEG-INTRON marketed by Schering-Plough.

Research and development expenses increased to $6.6 million in the first quarter of fiscal 2004 from $4.1 million in the same quarter of fiscal 2003. The increase was due to the continued advancement of the company's two late stage compounds, PEG-Camptothecin and ATG Fresenius S, as well as progress in the company's early stage programs.

SG&A expense increased to $11.2 million in the first quarter of fiscal 2004 versus $3.9 million for the first quarter of fiscal 2003 due to the addition of two sales forces that market ABELCET, DEPOCYT AND ONCASPAR.

The management of Enzon will be hosting a conference call today, November 6, 2003 at 5:00 PM EDT. All interested parties can access the live call using the following information:

            Domestic Dial-In Number:             800-553-0351
            International Dial-In Number:        612-288-0318
            Access Code:                         702254

Enzon's conference call will also be webcast in a "listen only" mode via the Internet at http://www.vcall.com. Additionally, for those parties unable to listen at the time of Enzon's conference call, a rebroadcast will be available following the call from Thursday, November 6, 2003 at approximately 10:15pm. This rebroadcast will end on Thursday, November 13, 2003 at midnight. The rebroadcast may be accessed using the following information:

            Domestic Dial-In Number:             800-475-6701
            International Dial-In Number:        320-365-3844
            Access Code                          702254

Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The company has developed or acquired a number of marketed products, including PEG-INTRON, marketed by Schering-Plough, and ABELCET, which is marketed in North America by Enzon. Enzon's science-focused strategy includes an extensive drug development program that leverages the Company's PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional products, projects, and technologies. Enzon has several drug candidates in various stages of development, independently and with partners.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors, which are described in the Company's Form 10-K, Form 10-Q's and Form 8-K's on file with the SEC, including without limitation, Enzon's ability to continue to increase ABELCET's share of the antifungal market and to sustain such increased market share and to successfully market its proprietary products; Enzon's dependence on Schering-Plough's effective marketing of PEG-INTRON; Enzon's ability to clinically advance its PEG-Camptothecin and ATG-Fresenius S programs; Enzon's ability to sustain profitability and positive cash flow; risks in obtaining and maintaining regulatory approval for indications and expanded indications for Enzon's products; market acceptance of and continuing demand for Enzon's products; timing and results of clinical trials and the impact of competitive products and pricing. All information in this press release is as of November 6, 2003, and the Company undertakes no duty to update this information.

                                      # # #

                        (Financial statements to follow)

                  ENZON PHARMACEUTICALS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
           Three Months ended September 30, 2003 and 2002 (Unaudited)

                                                    September 30,  September 30,
                                                        2003           2002
                                                    ----------------------------
Revenues:
  Net sales                                           $  24,961      $   6,566
  Manufacturing Revenue                                   1,604             --
  Royalties                                              13,811         18,417
  Contract revenue                                          268             84
                                                      ---------      ---------
    Total revenues                                       40,644         25,067
                                                      ---------      ---------
Costs and expenses:
  Cost of sales and manufacturing revenue                10,912          2,514
  Research and development expenses                       6,551          4,062
  Selling, general and administrative expenses           11,209          3,908
  Amortization of acquired intangibles                    3,358             35
                                                      ---------      ---------

    Total costs and expenses                             32,030         10,519
                                                      ---------      ---------
    Operating income                                      8,614         14,548
                                                      ---------      ---------
Other income (expense):
  Investment income, net                                    474          3,454
  Interest expense                                       (4,957)        (4,957)
  Other income                                              307             --
                                                      ---------      ---------
                                                         (4,176)        (1,503)
                                                      ---------      ---------
Income before taxes                                       4,438         13,045
Income tax provision                                      1,634            261
                                                      ---------      ---------
Net income                                            $   2,804      $  12,784
                                                      =========      =========
Basic earnings per common share                       $    0.06      $    0.30
                                                      =========      =========
Diluted earnings per common share                     $    0.06      $    0.29
                                                      =========      =========
Weighted average number of common shares issued
and outstanding - basic                                  43,290         42,980
                                                      =========      =========
Weighted average number of common shares issued
and outstanding and dilutive potential common
shares outstanding                                       43,629         43,681
                                                      =========      =========

12. Results of Operations and Financial Condition

On November 6, 2003, Enzon Pharmaceuticals, Inc. issued a press release to report its results of operations and financial condition for first quarter of fiscal year (FY) 2004 ended September 30, 2003. A copy of this press release is included as Exhibit 99.1 to this Form 8-K and incorporated into this Item 12 by reference.

The information in this Item 12, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2003

                                           By:  /s/ Kenneth J. Zuerblis
                                               ---------------------------
                                               Kenneth J. Zuerblis
                                               Vice President, Finance and
                                               Chief Financial Office